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                                                                 Exhibit 10e



                                 [WHITMAN LOGO]





                    1982 STOCK OPTION, RESTRICTED STOCK AWARD

                           AND PERFORMANCE AWARD PLAN

                        As amended through June 16, 1989.



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                               WHITMAN CORPORATION

                    1982 STOCK OPTION, RESTRICTED STOCK AWARD
                           AND PERFORMANCE AWARD PLAN

1. DEFINITIONS

     The following definitions shall be applicable throughout this Plan:

         (a) "Alternate Stock Right" shall have the meaning specified in paragraph 7(G).

         (b) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

         (c) "Committee" shall mean not less than three members of the Board of Directors who are not eligible to receive Options, Restricted Stock Awards or Performance Awards and who are selected by the Board of Directors as provided in Paragraph 4.

         (d) "Common Stock" shall mean common stock of the Corporation without par value.

         (e) "Corporation" shall mean Whitman Corporation, a Delaware corporation.

         (f) "Holder" shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

         (g) "Option" shall mean any option granted under the Plan for the purchase of Common Stock.

         (h) "Performance Award" shall mean an award granted under the Performance Award provisions of the Plan.

         (1) "Plan" shall mean the Corporation's 1982 Stock Option, Restricted Stock Award and Performance Award Plan, as amended.

         (j) "Restricted Stock Award" shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

2. PURPOSE

     It Is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries and to provide a means whereby those persons (salaried officers and other key employees) upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such key employees should thus have a greater than ordinary concern for the welfare of the Corporation or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such key employees with additional incentive and reward opportunities designed to enhance the



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profitable growth of the Corporation. So that the maximum incentive can be provided each particular employee participating in the Plan by granting him an option or award best suited to his circumstances, the Plan provides for granting "Incentive stock options" (as defined in Section 422A of the Code), nonqualified stock options, Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

3. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon adoption by the Board of Directors of the Corporation, but is subject to approval by the affirmative vote of the shareholders of the Corporation at the annual meeting of shareholders to be held on May 6, 1982, or any adjournment thereof. The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4. ADMINISTRATION

     A Committee consisting of not less than three members of the Board of Directors who are not eligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan, whom the Board of Directors may select and appoint from time to time, shall administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options, Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, whether an "incentive stock option" under Section 422A of the Code or nonqualified option shall be granted, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Corporation's success, and such other factors as the Committee shall deem relevant.

     The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan to prescribe, amend, and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, and Restricted Stock Award and Performance Award agreements (which need not be identical) including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause certain Options to quality as "incentive stock options" under Section 422A of the Code, and to make all certain other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

     The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.



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5. GRANT OF OPTIONS, RESTRICTED STOCK AWARDS AND PERFORMANCE AWARDS; SHARES
SUBJECT TO THE PLAN

     The Committee may from time to time grant both "incentive stock options" under Section 422A of the Code and nonqualified options to purchase shares of Common Stock, Restricted Stock Awards and Performance Awards to one or more officers or employees determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. Subject to Paragraph 10, not over 11,000,000 shares of Common Stock will be issued upon exercise of Options or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan, of which not more than 5,000,000 shares will be issued upon exercise of or pursuant to Options, Restricted Stock Awards or Performance Awards granted under the Plan on or after March 1, 1988.

     The stock to be offered under the Plan pursuant to Options, Restricted Stock Awards and Performance Awards may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Corporation. No "incentive stock options" under Section 422A of the Code shall be granted after January 10, 1992.

     Any shares of Common Stock subject to an Option, Alternate Stock Right, Restricted Stock Award or Performance Award which for any reason lapses or is terminated as to such shares shall again be available for grants of Options, Alternate Stock Rights, Restricted Stock Awards or Performance Awards under the Plan.

6. ELIGIBILITY

     Options, Restricted Stock Awards or Performance Awards may be granted only to persons who, at the time of the grant or award, are officers or other key employees of the Corporation or any of its present and future subsidiaries within the meaning of Section 425(f) of the Code (herein called subsidiaries), including officers who are also directors of the Corporation, but not including
(a) directors who are not officers or employees of the Corporation or any of its subsidiaries or (b) any person who immediately after such Option is granted or to whom such Restricted Stock Award or Performance Award is made, is the owner directly or indirectly of more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries. Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on more than one occasion to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under this Plan unless prohibited by the plan of such subsidiary.

     Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7. PROVISIONS APPLICABLE TO OPTIONS; ALTERNATE STOCK RIGHTS

         (A) Period of Option and Certain Limitations on the Right To Exercise. The term of each Option granted under the Plan shall be for such period as the Committee shall determine but shall be subject to the



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     provisions of Paragraph 7(E) and shall not be more than ten years in duration. Except as otherwise provided in Paragraph 7(E), an Option may not be exercised by the Holder unless such Holder is then, and continually (except for sick leave, military service or other approved leaves of absence) after the grant of the Option has been, an employee of the Corporation or a subsidiary. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion appear to be fitting and proper.

         (B) Stock Option Agreement. Each Option shall be evidenced by a stock option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify certain Options as "incentive stock options" under Section 422A of the Code.

         (C) Option Price and Payment. The purchase price of the Common Stock under each Option shall be determined by the Committee but shall be a price not less than 100% of the fair market value of the Common Stock at the date such Option is granted, as determined by the Committee.

         The purchase price shall be paid in full when the Option is exercised. The price may be paid in (a) cash or (b) whole shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise, as determined by the Committee. If certificates representing shares of Common Stock are used to pay the purchase price of an Option, separate certificates shall be delivered by the Corporation representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Holder is entitled as a result of exercise of the Option.

         (D) Non transferability of Options. No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and an Option may be exercised, during the lifetime of the Holder thereof, only by said Holder.

         (E) Termination of Employment or Death of Holder. In the event of any termination of the employment of a Holder, including by reason of retirement pursuant to Corporation policy or disability, other than (a) a termination that is either (i) for cause or (ii) voluntary on the part of a Holder and without the written consent of the Corporation, or (b) a termination by reason of death, the Holder may (unless otherwise provided in the Option agreement) exercise his Option at any time within three months after such termination of his employment, but in no event after the expiration of the term of the Option, to the extent of the number of shares covered by his Option which were purchasable by him at the date of the termination of his employment; provided, however, that in the case of such an employee who becomes disabled within the meaning of Section 105(d)(4) of the Code, such three-month period shall be extended to one year. In the event of the termination of the employment of a Holder that is either (i) for cause or (ii) voluntary on the part of a Holder and without the written consent of the Corporation, any Option held by him under the Plan, to the extent not theretofore exercised by him, shall terminate unless otherwise provided in the Option agreement.

         If a Holder shall die (i) while he is employed by the Corporation or a subsidiary, (ii) within three months after the termination of his employment other than by reason of disability within the meaning of Section 105(d)(4) of the Code or (iii) within one year after the termination of his employment by reason of such disability, such Option (unless it shall have previously terminated pursuant to the provisions of



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this Paragraph 7(E)) may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after his death, but in no event after the expiration of the term of the Option, (a) if death occurs while he is employed by the Corporation or a subsidiary, to the extent of the remaining shares covered by his Option, whether or not such shares have become purchasable by such Holder at the date of his death, or (b) if death occurs within such three-month or one-year period, to the extent of the number of shares purchasable by such Holder pursuant to the provisions of this Paragraph 7(E) at the date of his death.

         (F) Privileges of the Holder as Shareholder. The Holder shall be entitled to all the privileges and rights of a shareholder with respect only to such shares of stock as have been actually purchased under the Option and for which certificates of stock have been registered in the Holder's name.

         (G) Alternate Stock Rights. The Committee may, in its sole discretion, grant (concurrently with the grant of the Option or subsequent to such grant) to any Holder of any Option granted under the Plan (or his legatees, personal representatives or distributees then entitled to exercise such Option) the right ("Alternate Stock Right") to receive, upon the written request of any such Holder, from the Corporation in exchange for the surrender of any Option or any portion thereof which is exercisable on the date of such request, shares of Common Stock, cash or a combination thereof, in the discretion of the Committee, having an aggregate fair market value equal to the excess of the fair market value as of the date of such request of one share of Common Stock, as determined by the Committee, over the purchase price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. An Alternate Stock Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee, and in the event of the exercise of such right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. No fractional share shall be issued in the exercise of any such right.

8. PROVISIONS APPLICABLE TO RESTRICTED STOCK AWARDS

         (A) Restriction Period To Be Established by the Committee. At the time of the making a Restricted Stock Award, the Committee shall establish a period of time (the "Restriction Period") applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for each Restricted Stock Award, shall not be changed except as permitted by Paragraph 8(B).

         (B) Other Terms and Conditions. Common Stock, when awarded, pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Holder who receives the Restricted Stock Award. The Holder will have the right to receive dividends during the Restriction Period and will also have the right to vote such Common Stock and all other shareholder's rights, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate until the Restriction Period, established by the Committee pursuant to Paragraph 8(A), shall have expired, (ii) the Corporation will retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of the stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition,


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prescribe additional restrictions, terms or conditions upon or to the Restricted
Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

     (C) Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

     (D) Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made. Such purchase price shall be paid in cash no later than the expiration of the Restriction Period.

9. PROVISIONS APPLICABLE TO PERFORMANCE AWARDS

     (A) Performance Period. The Committee shall establish with respect to each Performance Award a performance period over which the performance of the Holder shall be measured. The performance period shall be established at the time of such award.

     (B) Performance Awards. Each Performance Award shall have a maximum value established by the Committee at the time of such award.

     (C) Performance Measures. Performance Awards shall be awarded to an employee contingent upon future performance of the Corporation and/or of the Corporation's subsidiary, division or department for which he is employed over the performance period. The Committee shall establish the performance measures applicable to such performance. The performance measures determined by the Committee shall be established prior to the beginning of each performance period but may be subject to such later revisions to reflect significant, unforeseen events or changes, as the Committee shall deem appropriate.

     (D) Award Criteria. In determining the value of Performance Awards, the Committee shall take into account an employee's responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate.

     (E) Payment. Following the end of each performance period, the Holder of each Performance Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose. Any payment to be made in Common Stock shall be based on the fair market value of the Common Stock on the payment date, as determined by the Committee.



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     (F) Termination of Employment. A Performance Award to an employee shall terminate for all purposes if he does not remain continuously in the employ of the Corporation at all times during the applicable performance period, except as may otherwise be determined by the Committee.

     In the event that a Holder of a Performance Award ceases to be an employee of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

     (G) Other Terms and Conditions. When a Performance Award is payable in installments in Common Stock, if determined by the Committee, the total number of stock certificates representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder will have the right to receive dividends and will also have the right to vote such Common Stock and all other shareholders rights with the exception that (i) the Holder will not be entitled to delivery of any stock certificate representing shares of Common Stock until the installment payable in shares becomes due, (ii) the Corporation will retain custody of such shares until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such shares until such time.

     (H) Performance Award Agreements. Performance Awards shall be evidenced by Performance Award agreements in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGE IN CONTROL

     Notwithstanding any other provision of the Plan, each Option, Restricted Stock Award or Performance Award agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and the Option or Restricted Stock Award price in the event of changes in the outstanding Common Stock by reason of stock dividends, spin-offs, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, and the like. In the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan, and the maximum number and class of shares which an employee may own in order to be eligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan, may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     In the event of a "change in control" (as hereinafter defined):

         (A) each Holder of an Option (i) shall have the right at any time thereafter to exercise the Option in full, and (ii) shall have the right, exercisable by written notice to the Corporation within 60 days after the change in control, to receive, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of exercise of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option, provided that the right



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     described in this clause (ii) shall be exercisable only if a positive amount would be payable to the Holder pursuant to the formula specified in this clause (ii);

         (B) each Holder of a Restricted Stock Award shall have the right, exercisable by written notice to the Corporation within 60 days after the change in control, to receive, in exchange for the surrender of the Restricted Stock Award, an amount of cash equal to the fair market value (as determined by the Committee) on the date of exercise of the Common Stock subject to the Restricted Stock Award;

         (C) each Holder of a Performance Award for which the performance period has not expired shall have the right, exercisable by written notice to the Corporation within 60 days after the change in control, to receive, in exchange for the surrender of the Performance Award, an amount of cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and

         (D) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Award.

For purpose of this paragraph, the term "change in control" shall be deemed to occur upon (1) the approval by the shareholders of the Corporation of (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or (2) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934), other than the Corporation or any subsidiary or employee benefit plan or trust maintained by the Corporation or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the Common Stock outstanding at the time, without the prior approval of the Board of Directors of the Corporation.

     The Committee shall have authority to amend any outstanding Option previously granted under the Corporation's Stock Option and Restricted Stock Award Plan, as amended (adopted by the Board of Directors on February 16, 1979 and approved by the shareholders of the Corporation on May 3, 1979), to provide to the holder of such Option rights corresponding to those described in clause
(A) of the immediately preceding paragraph in the event of a "change in control" (as defined therein).

11. WITHHOLDING TAXES

     The following provisions of this Paragraph 11 shall be applicable only with respect to Holders who are subject to Section 16(b) of the Securities Exchange Act of 1934 or who have been granted Restricted Stock Awards or Performance Awards under the Plan.



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     (A) A Holder of an Option, Restricted Stock Award or Performance Award
granted under the Plan may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state and local taxes arising from (1) the exercise of a Nonqualified Option and (2) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award, by (a) having the Corporation withhold shares of Common Stock, (b) tendering back shares received in connection with the exercise of such Option or pursuant to such Award or (c) delivering other previously owned shares (collectively, "Share Withholding"), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded down to the nearest whole share.

     (B) A Share Withholding election shall be irrevocable by the Holder, but subject to disapproval by the Committee. In addition, a Share Withholding election is subject to the following additional restrictions: (1) it may not be made within six months after the grant of the Option or Award (except in the case of the death or disability of the Holder) and (2) it must be made either
(a) six months or more prior to the date as of which the amount of tax to be withheld is determined (the "Tax Date"), or (b) within a ten-day "window period" beginning on the third business day following the release of the Corporation's quarterly or annual summary statement of sales and earnings.

     (C) If the Tax Date of a Holder is deferred until six months after the exercise of a Nonqualified Option granted under the Plan and the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock resulting from such exercise and the Holder shall be unconditionally obligated to tender back or deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded down to the nearest whole share.

     (D) The fair market value of shares of Common Stock used for payment of taxes, as provided In this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange -- Composite Transactions, on the Tax Date.

12. TERMINATION OF PLAN

     The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, Restricted Stock Awards or Performance Awards then outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as:

         (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

         (B) satisfactory assurances are received that the shares when issued will be duly listed on the Now York Stock Exchange, Inc.



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13. AMENDMENT OF THE PLAN

     The Board of Directors may amend the Plan; provided, however, that without approval of the shareholders the Board of Directors may not amend the Plan:

         (A) to increase the maximum number of shares which may be issued on exercise of Options or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan;

         (B) to change the minimum Option Price;

         (C) to extend the maximum Option term; or

         (D) to change the class of employees eligible to receive Options, Restricted Stock Awards or Performance Awards.

14. EFFECT OF THE PLAN

     Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any officer or any employee any right to be granted an Option to purchase Common Stock, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Restricted Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.



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